Exhibit 99.1

KEARNY FINANCIAL CORP. ANNOUNCES COMPLETION OF STOCK OFFERING AND RELATED CONVERSION

Fairfield, New Jersey, May 18, 2015 – Kearny Financial Corp., a Maryland corporation (the “Company”) (Nasdaq: KRNY), announced today that it has completed its stock offering and the related conversion from the mutual holding company to the stock holding company form of organization.  As a result of the closing of the conversion and stock offering, the Company is now the holding company for Kearny Bank.  Kearny Financial Corp. (“Kearny-Federal”) and Kearny MHC, the Bank’s former mutual holding company, have ceased to exist.  The results of the stock offering were previously reported in Kearny-Federal’s press release dated May 14, 2015.

Beginning on Tuesday, May 19, 2015, the shares of Company common stock are expected to trade on the Nasdaq Global Select Market under the trading symbol KRNY.

Book entry statements reflecting shares purchased in the offering are expected to be mailed to subscribers promptly following the closing.

As a result of the conversion, each existing share of Kearny-Federal common stock has been converted into the right to receive 1.3804 shares of Company common stock.  Stockholders of Kearny-Federal holding shares in street name will automatically receive shares of Company common stock within their accounts.  Stockholders of Kearny-Federal holding shares in certificated form will receive book entry statements for their shares of Company common stock through the Company’s Direct Registration System, after returning their stock certificates with a properly completed letter of transmittal to the Company’s transfer agent.  Letters of transmittal will be promptly sent out to stockholders by the Company’s transfer agent.  Cash will be paid in lieu of any fractional shares based on the sale price in the offering of $10.00 per share.  Approximately 93,529,444 shares of Company common stock will be outstanding after the completion of the offering and the exchange, before taking into account adjustments for fractional shares.

Sandler O’Neill & Partners, L.P. acted as marketing agent for the Company in connection with the offering.  Luse Gorman, PC acted as legal counsel to the Company in connection with the conversion and offering.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank.  Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At March 31, 2015, Kearny Financial Corp. had approximately $3.71 billion in total assets.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of the federal securities laws.  Statements made herein that are not strictly historical are forward-looking; they are based on current expectations and speak only as of the date made.  Actual results may differ materially.  Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to:  adverse changes in the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in Kearny-Federal’s filings with the Securities and Exchange Commission.  Kearny-Federal and the Company undertake no obligation and specifically decline to release revisions to these forward-looking statements to reflect events or circumstances that take place after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.

The shares of Company common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

Contact:
Craig L. Montanaro
President and Chief Executive Officer
Kearny Financial Corp.
(973) 244-4500